Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 875-0735

PREIT Reports 2013 Results and Introduces 2014 Guidance
FFO as adjusted increased 20%
Record Non-anchor occupancy of 93.5% achieved
Leverage of 48.4%, at lowest level since 2005

Philadelphia, PA, February 18, 2014 - PREIT (NYSE: PEI) today reported results for the year and quarter ended December 31, 2013.

•	FFO, as adjusted increased 20% to $127.9 million for the year

•	FFO, as adjusted per share increased by 5.0% for the year

•	Same Store NOI improved by 2.6% for the year

◦	Same Store NOI improved by 1.6% for the quarter

•	Same Store NOI excluding lease termination revenue improved by 2.7% for the year

◦	Same Store NOI excluding lease termination revenue improved by 0.3% for the quarter

•	Total Portfolio Occupancy increased to 95.0%, an increase of 90 basis points over the prior year

•	Non-Anchor Occupancy increased 240 basis points to 93.5%

◦	Same Store mall occupancy increased to 93.5%, an increase of 150 basis points

•	Renewal spreads for small format leases were 4.3% during the year

•	Average gross rent at Same Store mall properties increased 3.1% driven by a 4.7% increase at the Company’s Premier malls

•	Portfolio sales per square foot were $380 compared to $372 for the 12 months ended December 31, 2012

•	Activity in the asset disposition program was robust with the sale of six assets for $219.1 million (six assets comprised of three malls and three power centers)

•	Leverage ratio under our 2013 Revolving Facility (Total Liabilities to Gross Asset Value) was reduced to 48.4%

•	New mortgage loans totaling $291.1 million were completed on five properties at an average interest rate of 4.26%, a 127 basis point reduction versus the previous mortgage loans

•	Repaid $218.6 million of mortgage loans secured by four properties

•	Dividends on common shares were increased by 25% since December 2012 and were increased by 11% during the quarter to $0.20/share

“2013 was a standout year for PREIT. In it’s first full year, PREIT’s new management team has delivered a strong balance sheet, improved portfolio quality and solid operating results,” said Joseph F. Coradino, Chief Executive Officer. “We are proud of our accomplishments and are confident that we have the people and portfolio to deliver improved results in 2014.”

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The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO for the quarter and year ended December 31, 2013:

	Quarter Ended December 31,		Year Ended December 31,
(In millions)	2013	2012	2013	2012
FFO	$41.7	$29.7	$121.1	$95.6
Provision for employee separation expense	—	3.7	2.3	9.4
Accelerated amortization of deferred financing costs	—	0.7	1.1	0.7
Loss on hedge ineffectiveness	—	1.2	3.4	1.2
FFO, as adjusted	$41.7	$35.2	$127.9	$106.9

	Quarter Ended December 31,		Year Ended December 31,
Per Diluted Share and OP Unit	2013	2012	2013	2012
FFO	$0.59	$0.51	$1.81	$1.63

FFO, as adjusted	$0.59	$0.50	$1.92	$1.83

The following tables set forth information regarding Net Operating Income (“NOI”) and Same Store NOI for the quarter and year ended December 31, 2013:

	Quarter Ended December 31,		Year Ended December 31,
(In millions)	2013	2012	2013	2012
NOI	$78.5	$80.5	$283.4	$285.4
NOI from discontinued operations	(0.3)	(4.6)	(5.7)	(18.0)
NOI from acquisitions and other	(1.2)	(0.1)	(3.4)	0.0
Same Store NOI	77.0	75.8	274.3	(267.4)
Lease termination revenue	(1.1)	(0.1)	(1.7)	(1.8)
Same Store NOI excluding lease termination revenue	$75.9	$75.7	$272.6	$265.6

The following tables set forth information regarding net income (loss) and net income (loss) per diluted share for the quarter and year ended December 31, 2013:

	Quarter Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2013	2012	2013	2012
Net income (loss)	$7.8	$(6.9)	$37.2	$(42.6)
Net income (loss) per diluted share	$0.05	$(0.19)	$0.31	$(0.89)

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Year Ended December 31, 2013:

•	Gains on sales of discontinued operations of $78.5 million

•	Impairment of assets of $30.0 million related to Chambersburg and North Hanover Malls

•	Same Store NOI increased $6.9 million

•	NOI increased $3.3 million from the 907 Market Street acquisition (the retail tenant at this property has announced plans to close its store in the first half of 2014)

•	NOI decreased $12.0 million as a result of the sale of six properties

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•	Interest expense decreased $28.6 million from lower overall debt balances and lower average interest rates

•	Depreciation and amortization increased $5.3 million

•	General and administrative expenses decreased $0.6 million

•	Dividends on preferred shares increased $7.9 million resulting from the Series A Preferred Shares issued in April 2012 and the Series B Preferred Shares issued in October 2012

•	Employee separation expenses decreased $7.1 million

•	Net loss on hedge ineffectiveness of $3.4 million

•	Accelerated deferred financing costs of $1.1 million

Primary Factors Affecting Financial Results for the Quarter Ended December 31, 2013:

•	Same Store NOI increased $1.2 million

•
NOI increased $1.2 million as a result of the acquisition of the 907 Market Street property in April 2013 (the retail tenant at this property has announced plans to close its store in the first half of 2014)

•	NOI decreased $4.3 million as a result of the sale of five properties

•	Interest expense decreased $9.7 million from lower overall debt balances and lower average interest rates

•	General and administrative expenses increased $1.7 million

•	Depreciation and amortization increased $0.7 million

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses.

Financing Activities

In December 2013, the Company placed a mortgage loan on Wyoming Valley Mall in Wilkes-Barre, Pennsylvania. The 10-year non-recourse loan amount is $78.0 million and carries a fixed interest rate of 5.17%. The Company used a portion of the proceeds to repay the $42.2 million loan on Beaver Valley Mall in Monaca, Pennsylvania.

In January, the Company entered into two unsecured term loans for an aggregate amount of $250.0 million, comprised of a $150.0 million, 5 Year Term Loan and a $100.0 million, 7 Year Term Loan (collectively “2014 Term Loans”).

Key provisions of the 2014 Term Loans:

•	The loan covenants mirror those under the Company’s 2013 Revolving Facility.

•	The amounts borrowed under the 5 Year Term Loan will bear interest at a rate of LIBOR plus a range of 135 to 190 basis points depending upon the Company’s leverage, initially LIBOR plus 1.45%.

•	The amounts borrowed under the 7 Year Term Loan will bear interest at a rate of LIBOR plus a range of 180 to 235 basis points depending upon the Company’s leverage, initially LIBOR plus 1.95%.

•	The loans include a deferred draw feature that allows the Company to borrow amounts in increments over a one-year period.

The Company made initial borrowings of $100.0 million under the 5 Year Term Loan and $30.0 million under the 7 Year Term Loan, and used the proceeds to repay the then-current $130.0 million outstanding balance under its 2013 Revolving Facility. In connection with these borrowings, the Company entered into hedging transactions that effectively fix the initial rate on $100.0 million of the 5 Year Term Loan at 3.24% for five years and that effectively fix the initial rate on $30.0 million of the 7 Year Term Loan at 3.73% for five years.

Asset Dispositions

During the quarter, the Company sold Chambersburg Mall in Chambersburg, Pennsylvania for $8.5 million.

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The contract for the sale of North Hanover Mall expired. Beaver Valley Mall has been removed from PREIT’s non-core mall list and has been taken off the market. Non-core malls currently being marketed are North Hanover Mall, South Mall and Nittany Mall.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a non-controlling interest:

	Rolling Twelve Months Ended:
	December 31, 2013	December 31, 2012
Portfolio Sales per square foot (1)	$ 380	$ 372
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.
	Occupancy as of:
	December 31, 2013	December 31, 2012
Same Store Malls:
Total including anchors	95.0%	94.4%
Total excluding anchors	93.5%	92.0%
Portfolio Total Occupancy:
Total including anchors	95.0%	94.1%
Total excluding anchors	93.5%	91.1%

2014 Outlook
The Company estimates FFO for the year ended December 31, 2014 will be between $2.01 and $2.06 per diluted share.

Estimates Per Diluted Share	Lower End	Upper End
FFO	$2.01	$2.06
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.10)	(2.07)
Net income (loss) attributable to PREIT common shareholders	$(0.09)	$(0.01)

Our 2013 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Our guidance incorporates the following assumptions, among others:

•	2014 same store NOI growth in the range of 2.6% to 3.2%, excluding lease termination revenue;

•	Lease termination revenue of $1.5 million to $2.0 million;

•	Recurring capital expenditures in the range of $45 to $50 million;

•	Redevelopment capital expenditures in the range of $50 to $60 million;

•	Our guidance does not contemplate any material property dispositions or acquisitions; and

•	Our guidance does not assume any capital market transactions, other than mortgage refinancings in the ordinary course of business.

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Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday, February 19, 2014, to review the Company’s results and future outlook. To listen to the call, please dial (877) 870-4263 (domestic) or (412) 317-0790 (international), at least five minutes before the scheduled start time, and provide conference number 10038735. Investors can also access the call in a "listen only" mode via the Internet at the Company website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through March 5, 2014 at (877) 344-7529 (domestic) or (412) 317-0088 (international), (Conference number: 10038735). The online archive of the webcast will also be available for 14 days following the call.

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About Pennsylvania Real Estate Investment Trust

PREIT is a real estate investment trust specializing in the ownership and management of differentiated retail shopping malls designed to fit the dynamic communities they serve. Founded in 1960 as Pennsylvania Real Estate Investment Trust, the Company now owns properties in 12 states in the eastern half of the United States with concentration in the Mid-Atlantic region and Greater Philadelphia. The Company’s current portfolio is comprised of 35 shopping malls, five community and power centers, and three development sites totaling 43 properties and 30.4 million square feet of space. PREIT is headquartered in Philadelphia, Pennsylvania, and is publicly traded on the NYSE under the symbol PEI. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

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We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months and years ended December 31, 2013 and 2012 to show the effect of the provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness, which had a significant effect on our results of operations in certain periods, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes interest and other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, gain on extinguishment of debt, impairment losses, project costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed of or reclassified as held for sale during the periods presented.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange

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Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt, stated value of preferred shares and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2013 Revolving Facility and 2014 Term Loans; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill; potential losses on impairment of assets that we might be required to record in connection with any dispositions of assets; changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties;  general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the effects of online shopping and other uses of technology on our retail tenants;  our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT.  Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS	Quarter Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$75,514	$73,253	$283,074	$272,036
Expense reimbursements	31,842	29,523	126,909	119,993
Percentage rent	3,574	3,615	5,732	5,713
Lease termination revenue	998	62	1,565	1,753
Other real estate revenue	6,009	6,009	14,448	14,318
Real estate revenue	117,937	112,462	431,728	413,813
Other income	1,459	1,280	6,950	5,534
Total revenue	119,396	113,742	438,678	419,347
EXPENSES:
Property operating expenses:
CAM and real estate tax	(36,727)	(33,793)	(142,684)	(132,901)
Utilities	(5,043)	(4,619)	(22,028)	(21,838)
Other	(5,311)	(5,052)	(17,567)	(18,391)
Total operating expenses	(47,081)	(43,464)	(182,279)	(173,130)
Depreciation and amortization	(36,406)	(33,484)	(140,880)	(127,845)
Other expenses:
General and administrative expenses	(10,395)	(8,720)	(36,975)	(37,538)
Provision for employee separation expenses	—	(3,683)	(2,314)	(9,437)
Impairment of assets	—	—	(6,304)	—
Project costs and other expenses	(561)	(1,159)	(1,422)	(1,936)
Total other expenses	(10,956)	(13,562)	(47,015)	(48,911)
Interest expense, net	(20,227)	(30,587)	(98,731)	(122,118)
Total expenses	(114,670)	(121,097)	(468,905)	(472,004)
Income (loss) before equity in income of partnerships and discontinued operations	4,726	(7,355)	(30,227)	(52,657)
Equity in income of partnerships	2,697	2,229	9,778	8,338
Net income (loss) from continuing operations	7,423	(5,126)	(20,449)	(44,319)
Discontinued operations:
Operating results from discontinued operations	248	1,112	2,812	4,627
Impairment of assets on discontinued operations	—	(3,805)	(23,662)	(3,805)
Gains on sales of discontinued operations	160	947	78,512	947
Income (loss) from discontinued operations	408	(1,746)	57,662	1,769
Net income (loss)	7,831	(6,872)	37,213	(42,550)
Less: net (income) loss attributed to noncontrolling interest	(281)	273	(1,354)	1,713
Net income (loss) attributable to Pennsylvania Real Estate Investment Trust	7,550	(6,599)	35,859	(40,837)
Less: dividends on preferred shares	(3,962)	(3,768)	(15,848)	(7,984)
Net income (loss) attributable to Pennsylvania Real Estate Investment Trust common shareholders	$3,588	$(10,367)	$20,011	$(48,821)

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS - EARNINGS PER SHARE	Quarter Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
(In thousands, except per share amounts)
Net income (loss) per share - Pennsylvania Real Estate Investment Trust - basic and diluted (1)	$0.05	$(0.19)	$0.31	$(0.89)
Weighted average number of shares outstanding for diluted EPS	68,460	55,247	63,662	55,122

 (1)For the three month period ended December 31, 2012 and the twelve month periods ended December 31, 2013 and 2012, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

OTHER COMPREHENSIVE INCOME (LOSS)	Quarter Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
(In thousands)
Net income (loss)	$7,831	$(6,872)	$37,213	$(42,550)
Unrealized gain on derivatives	900	4,063	9,647	11,370
Amortization of (gains) losses of settled swaps, net	303	1,622	5,069	2,419
Total comprehensive income (loss)	9,034	(1,187)	51,929	(28,761)
Less: Comprehensive (income) loss attributable to noncontrolling interest	(327)	43	(1,840)	1,156
Comprehensive income (loss) attributable to Pennsylvania Real Estate Investment Trust	$8,707	$(1,144)	$50,089	$(27,605)

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended December 31, 2013				Quarter Ended December 31, 2012
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$117,937	$10,512	$634	$129,083	$112,462	$9,946	$8,562	$130,970
Operating expenses	(47,081)	(3,192)	(299)	(50,572)	(43,464)	(3,049)	(3,935)	(50,448)
NET OPERATING INCOME	70,856	7,320	335	78,511	68,998	6,897	4,627	80,522
General and administrative expenses	(10,395)	—	—	(10,395)	(8,720)	—	—	(8,720)
Provision for employee separation expenses	—	—	—	—	(3,683)	—	—	(3,683)
Other income	1,459	—	—	1,459	1,280	—	—	1,280
Project costs and other expenses	(561)	—	—	(561)	(1,159)	—	—	(1,159)
Interest expense, net	(20,227)	(2,779)	—	(23,006)	(30,587)	(2,809)	(1,171)	(34,567)
Depreciation on non real estate assets	(332)	—	—	(332)	(220)	—	—	(220)
Preferred share dividends	(3,962)	—	—	(3,962)	(3,768)	—	—	(3,768)
FUNDS FROM OPERATIONS	36,838	4,541	335	41,714	22,141	4,088	3,456	29,685
Depreciation on real estate assets	(36,074)	(1,844)	(87)	(38,005)	(33,264)	(1,859)	(2,344)	(37,467)
Equity in income of partnerships	2,697	(2,697)	—	—	2,229	(2,229)	—	—
Operating results from discontinued operations	248	—	(248)	—	1,112	—	(1,112)	—
Impairment of assets - discontinued operations	—	—	—	—	(3,805)	—	—	(3,805)
Gain on sales of discontinued operations	160	—	—	160	947	—	—	947
Preferred share dividends	3,962	—	—	3,962	3,768	—	—	3,768
Net income (loss)	$7,831	$—	$—	$7,831	$(6,872)	$—	$—	$(6,872)
(1)Total includes the non-cash effect of straight-line rent of $426 and $938 for the quarters ended December 31, 2013 and 2012, respectively.
Weighted average number of shares outstanding				67,617				55,247
Weighted average effect of full conversion of OP Units				2,129				2,301
Effect of common share equivalents				844				1,149
Total weighted average shares outstanding, including OP Units				70,590				58,697
FUNDS FROM OPERATIONS				$41,714				$29,685
Provision for employee separation expenses				—				3,683
Accelerated amortization of deferred financing costs				—				690
Loss on hedge ineffectiveness				—				1,162
FUNDS FROM OPERATIONS AS ADJUSTED				$41,714				$35,220
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.59				$0.51
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.59				$0.60

SAME STORE RECONCILIATION	Quarter Ended December 31,
	Same Store		Non-Same Store		Total
	2013	2012	2013	2012	2013	2012
Real estate revenue	$126,351	$121,874	$2,732	$9,096	$129,083	$130,970
Operating expenses	(49,341)	(46,109)	(1,231)	(4,339)	(50,572)	(50,448)
NET OPERATING INCOME (NOI)	$77,010	$75,765	$1,501	$4,757	$78,511	$80,522
Less: Lease termination revenue	1,095	78	30	—	1,125	78
NOI - EXCLUDING LEASE TERMINATION REVENUE	$75,915	$75,687	$1,471	$4,757	$77,386	$80,444

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Twelve Months Ended December 31, 2013				Twelve Months Ended December 31, 2012
RECONCILIATION OF NOI AND FFO TO NET INCOME (LOSS)	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$431,728	$40,195	$10,014	$481,937	$413,813	$38,452	$33,046	$485,311
Operating expenses	(182,279)	(11,960)	(4,288)	(198,527)	(173,130)	(11,458)	(15,340)	(199,928)
NET OPERATING INCOME	249,449	28,235	5,726	283,410	240,683	26,994	17,706	285,383
General and administrative expenses	(36,975)	—	—	(36,975)	(37,538)	—	—	(37,538)
Provision for employee separation expenses	(2,314)	—	—	(2,314)	(9,437)	—	—	(9,437)
Other income	6,950	—	—	6,950	5,534	—	—	5,534
Project costs and other expenses	(1,422)	—	—	(1,422)	(1,936)	(2)	—	(1,938)
Interest expense, net	(98,731)	(11,084)	(1,753)	(111,568)	(122,118)	(11,258)	(4,202)	(137,578)
Depreciation on non real estate assets	(1,132)	—	—	(1,132)	(825)	—	—	(825)
Preferred share dividends	(15,848)	—	—	(15,848)	(7,984)	—	—	(7,984)
FUNDS FROM OPERATIONS	99,977	17,151	3,973	121,101	66,379	15,734	13,504	95,617
Depreciation on real estate assets	(139,748)	(7,373)	(1,161)	(148,282)	(127,020)	(7,396)	(8,877)	(143,293)
Impairment of assets	(6,304)	—	—	(6,304)	—	—	—	—
Equity in income of partnerships	9,778	(9,778)	—	—	8,338	(8,338)	—	—
Operating results from discontinued operations	2,812	—	(2,812)	—	4,627	—	(4,627)	—
Impairment of assets - discontinued operations	(23,662)	—	—	(23,662)	(3,805)	—	—	(3,805)
Gain on sales of discontinued operations	78,512	—	—	78,512	947	—	—	947
Preferred share dividends	15,848	—	—	15,848	7,984	—	—	7,984
Net income (loss)	$37,213	$—	$—	$37,213	$(42,550)	$—	$—	$(42,550)
(1) Total includes the non-cash effect of straight-line rent of $1,571 and $2,171 for the twelve months ended December 31, 2013 and 2012, respectively.
Weighted average number of shares outstanding				63,662				55,122
Weighted average effect of full conversion of OP Units				2,194				2,310
Effect of common share equivalents				876				1,131
Total weighted average shares outstanding, including OP Units				66,732				58,563
FUNDS FROM OPERATIONS				$121,101				$95,617
Provision for employee separation expenses				2,314				9,437
Accelerated amortization of deferred financing costs				1,076				690
Loss on hedge ineffectiveness				3,409				1,162
FUNDS FROM OPERATIONS AS ADJUSTED				$127,900				$106,906
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$1.81				$1.63
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$1.92				$1.83

SAME STORE RECONCILIATION	Twelve Months Ended December 31,
	Same Store		Non-Same Store		Total
	2013	2012	2013	2012	2013	2012
Real estate revenue	$465,473	$450,280	$16,464	$35,031	$481,937	$485,311
Operating expenses	(191,141)	(182,851)	(7,386)	(17,077)	(198,527)	(199,928)
NET OPERATING INCOME (NOI)	$274,332	$267,429	$9,078	$17,954	$283,410	$285,383
Less: Lease termination revenue	1,688	1,827	78	75	1,766	1,902
NOI - EXCLUDING LEASE TERMINATION REVENUE	$272,644	$265,602	$9,000	$17,879	$281,644	$283,481

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	December 31, 2013	December 31, 2012

(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,450,317	$3,395,681
Construction in progress	68,835	68,619
Land held for development	8,716	13,240
Total investments in real estate	3,527,868	3,477,540
Accumulated depreciation	(1,012,746)	(907,928)
Net investments in real estate	2,515,122	2,569,612
INVESTMENTS IN PARTNERSHIPS, at equity:	15,963	14,855
OTHER ASSETS:
Cash and cash equivalents	34,230	33,990
Tenant and other receivables (net of allowance for doubtful accounts of $13,123 and $14,042 at December 31, 2013 and December 31, 2012, respectively)	46,439	38,473
Intangible assets (net of accumulated amortization of $14,506 and $14,940 at December 31, 2013 and December 31, 2012, respectively)	9,075	8,673
Deferred costs and other assets, net	97,752	97,399
Assets held for sale	—	114,622
Total assets	2,718,581	2,877,624
LIABILITIES:
Mortgage loans	$1,502,650	$1,718,052
Term loans	—	182,000
Revolving facility	130,000	—
Tenants deposits and deferred rent	17,896	14,862
Distributions in excess of partnership investments	64,491	64,874
Fair value of derivative liabilities	844	9,742
Liabilities on assets held for sale	—	102,417
Accrued expenses and other liabilities	76,248	72,448
Total liabilities	1,792,129	2,164,395
EQUITY:	926,452	713,229
Total liabilities and equity	$2,718,581	$2,877,624
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